        COVER

                                                            Exhibit 99 (b)


UNION PACIFIC FRUIT EXPRESS
COMPANY AGREEMENT EMPLOYEE
401(k) RETIREMENT THRIFT PLAN

Financial Statements as of and for the
Years Ended December 31, 1998 and 1997,
Supplemental Schedules as of and for the Year Ended December 31, 1998 and Independent Auditors' Report


        INDEX



UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

TABLE OF CONTENTS
-------------------------------------------------------------------------------


                                                                        Page

INDEPENDENT AUDITORS' REPORT                                              1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 1998 AND 1997
   AND FOR THE YEARS THEN ENDED:

     Statements of Net Assets Available for Benefits                      2

     Statements of Changes in Net Assets Available for Benefits           3

     Notes to Financial Statements                                       4-8

SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1998 AND FOR THE YEAR THEN ENDED:

     Item 27a - Schedule of Assets Held for Investment Purposes           9

     Item 27d - Schedule of Reportable Transactions                       10




Schedules not filed herewith are omitted because of the absence of the conditions under which they are required by the Employee Retirement Income Security Act of 1974.

INDEPENDENT AUDITORS' REPORT


Union Pacific Fruit Express Company Agreement
Employee 401(k) Retirement Thrift Plan

We have audited the accompanying statements of net assets available for benefits of the Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in the audit of the basic 1998 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.




DELOITTE & TOUCHE LLP

Omaha, Nebraska
May 17, 1999

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


                                                           1998            1997

ASSETS:
  Investments at fair value (Note 3)                  $ 685,414       $ 481,248
                                                      ---------       ---------

  Net assets available for benefits                   $ 685,414       $ 481,248
                                                      =========       =========

The accompanying notes are an integral part of these financial statements.

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------

                                                           1998            1997

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
  Investment income (Note 6):
    Net appreciation in fair value of
     investments (Note 3)                              $ 41,769        $ 54,742
     Interest                                               357             284
     Dividends                                           31,234          19,124
                                                       --------        --------
           Total investment income                       73,360          74,150

  Employee contributions (Note 6)                       144,578         107,175
                                                       --------        --------

        Total additions                                 217,938         181,325
                                                       --------        --------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
     Distributions to participants (Note 6)              13,772           1,864
                                                       --------        --------

NET INCREASE IN NET ASSETS AVAILABLE FOR BENEFITS       204,166         179,461

NET ASSETS AVAILABLE FOR BENEFITS:
    Beginning of Year                                   481,248         301,787
                                                       --------        --------

    End of Year                                        $685,414        $481,248
                                                       ========        ========

The accompanying notes are an integral part of these financial statements.

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998 AND 1997
-------------------------------------------------------------------------------


1.    DESCRIPTION OF PLAN

      The following description of the Union Pacific Fruit Express Company Agreement Employee 401(k) Retirement Thrift Plan (the Plan) provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions.

      General - The Plan is a defined contribution plan covering employees of the Union Pacific Fruit Express Company (the Company) who are governed by a collective bargaining agreement entered into between the Company and a Union to which eligibility to participate in the Plan has been extended, and have completed one year of service or were employees as of the effective date of the Plan, August 1, 1993. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

      Spin-Off - In September 1996, Union Pacific Corporation's (the Corporation) Board of Directors declared a special dividend consisting of the shares of Union Pacific Resources Group Inc. (Resources) common stock owned by the Corporation (the Spin-Off). As a result of the Spin-Off, each of the Corporation's stockholders received 0.846946 of a share of Resources common stock for each share of Corporation common stock held by such stockholders at the September 26, 1996 record date for the distribution. Therefore, each Plan participant's account received 0.846946 of a share of Resources common stock for each share of Corporation common stock held in the account. The shares received were placed in the Union Pacific Railroad's Res (Excl Divs) (formerly Resources Stock Fund). Future contributions to Union Pacific Railroad's Res (Excl Divs) are not permitted.

      Contributions - Participants may contribute 2% to 20% of their compensation on a salary deferral basis subject to limitations specified in the Internal Revenue Code. Participants may also contribute 1% to 20% of their compensation on an after-tax basis. Combined after-tax and pre-tax contributions may not exceed 20% of compensation. The Company does not contribute to the Plan.

      Participant Accounts - Each participant account is credited with the participant's contributions and an allocation of the Plan's earnings. Allocations are based on participant account balances and the funds in which the participant has elected to invest his/her accounts.

      Vesting - Participants are at all times 100% vested in the value of their account.

      Investment Options - Plan participants may direct their contributions in various proportions to any of the eight available investment funds identified below:

        Union Pacific Railroad Stock Fund - This fund is administered as a separate account by Vanguard Fiduciary Trust Company and invests primarily in the stock of Union Pacific Corporation. It also maintains a small cash position invested in Vanguard Money Market Reserves, to facilitate transactions. The stock fund is divided into fund shares, rather than shares of Corporation stock.

        Vanguard Wellington Fund - This fund consists of investment in the Vanguard Wellington Mutual Fund which is comprised of common stocks and fixed income securities.

        Vanguard 500 Index Fund - This fund consists of investment in the Vanguard Index Trust-500 Portfolio Mutual Fund, a diversified open-end investment company, or mutual fund, and comprises the 500, Growth, Value, Extended Market, Small Capitalization Stock and Total Retirement Savings Trust Stock Market Portfolios.

        Vanguard Retirement Savings Trust - This fund consists of investment in the Vanguard Retirement Savings Trust, a collective investment of assets of tax-qualified pension and profit sharing plan trusts primarily in a pool of investment contracts that are issued by insurance companies and commercial banks.

        Vanguard U.S. Growth Fund - This fund consists of investment in the Vanguard U.S. Growth Mutual Fund which is comprised of established U.S. growth stocks.

        Vanguard International Growth Fund - This fund consists of investment in the Vanguard International Growth Portfolio Mutual Fund which is comprised of foreign common stocks with high growth potential.

        Vanguard Total Bond Market Index Fund - This fund consists of investment in the Vanguard Total Bond Market Mutual Fund which is designed to closely track the investment performance of the Lehman Brothers Aggregate Bond Index

        Vanguard Prime Money Market Fund - This fund consists of investment in the Vanguard Money Market Reserves - Prime Portfolio which is a diversified money market investment fund invested and reinvested in high quality certificates of deposit, bankers' acceptances, commercial paper, U.S. Government Securities and other short-term obligations with the objective of preserving principal while providing income.

      Payment of Benefits - Distribution of benefits shall be in a lump sum as soon as possible following the participant's termination of employment, subject to certain consent requirements for participants whose accounts exceed a statutory cash-out threshold. If a participant, whose account exceeds the threshold does not consent to payment at termination, the account will be paid on the earliest of the participant's request for payment, the participant's death, or the participant's reaching age 70-1/2. Payout is mandatory for a participant who has reached age 70-1/2 but has not terminated employment.

      Plan Administration - The Plan is administered by the Senior Vice President, Human Resources of the Union Pacific Corporation. All expenses incurred in the administration of the Plan are paid by the Company.

2.    SIGNIFICANT ACCOUNTING POLICIES

      Basis of Accounting - The accounts of the Plan have been prepared in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of ERISA as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

      Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Investment Valuation and Income Recognition - Investments in the Union Pacific Railroad Stock Fund, Union Pacific Railroad's Res (Excl Divs) (formerly Resources Stock Fund), Vanguard Wellington Fund, Vanguard 500 Index Fund, Vanguard Prime Money Market Fund, Vanguard U.S. Growth Fund, Vanguard International Growth Fund, and the Vanguard Total Bond Market Index Fund are valued at fair value as determined by quoted market prices. The investments in the Vanguard Retirement Savings Trust are valued at fair value as determined by Vanguard Fiduciary Trust Company. Dividend income is recorded as of the ex-dividend date. Security transactions are recorded as of the trade date.

      Payment of Benefits - Benefits are recorded when paid.

      Reclassifications - Certain 1997 amounts have been reclassified to conform to 1998 financial statement presentation.

3.    INVESTMENTS

      The following table presents the fair value of investments. Investments that represent 5% or more of the Plan's net assets at December 31, 1998 are separately identified.

                                         December 31, 1998    December 31, 1997
                                       -------------------   ------------------
                                         Number       Fair     Number      Fair
                                        of Units     Value   of Units     Value
Investments at Fair Value as Determined
  by Quoted Market Price:
    Union Pacific Railroad Stock Fund  11,689.248 $ 86,384   7,413.493 $ 75,914
    Vanguard Wellington Fund            6,671.355  195,804   4,801.054  141,391
    Vanguard 500 Index Fund             2,774.992  316,210   2,203.328  198,454
    Vanguard U.S. Growth Fund           1,415.365   53,062     994.313   28,537
    Other                                      -    27,210          -    31,617
                                                  --------             --------
                                                   678,670              475,913
Investments at Estimated Fair Value:
  Vanguard Retirement Savings
    Trust                               6,744.120    6,744   5,335.320    5,335
                                                  --------             --------

Total Investments at Fair Value                   $685,414             $481,248
                                                  ========             ========



      During 1998 and 1997, the Plan's investments (including investments bought, sold, and held during the year), appreciated in value by $41,769 and $54,742, respectively, as follows:


                                                                 Years Ended
                                                                 December 31,
                                                           --------------------
Net Change in Fair Value                                    1998           1997
Investments at Fair Value as Determined by
  Quoted Market Price:
    Union Pacific Railroad Stock Fund                     $21,608)      $ 1,145
    Union Pacific Railroad's Res (Excl Divs)               (6,104)       (2,690)
    Mutual Funds                                           69,481        56,287
                                                          -------       ------

  Net change in fair value                                $41,769       $54,742
                                                          =======       =======

4.    TAX STATUS

      The Plan obtained a tax determination letter dated July 27, 1995, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). The Plan has been amended since receiving the determination letter. However, Plan management believes that the Plan currently is being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

5.    PLAN TERMINATION

      Although it has not expressed any intent to do so, the Company has the right under the Plan, at any time, to terminate the Plan subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Plan remains for the exclusive benefit of the Plan's participants and beneficiaries. The Company may direct the Trustee either to distribute the Plan's assets to the participants, or to continue the Trust and distribute benefits as though the Plan had not been terminated.

6.    FUND INFORMATION

      Investment income, contributions and distributions to participants by fund are as follows for the years ended December 31, 1998 and 1997:

                                                       Years Ended December 31,
                                                      -------------------------
                                                           1998            1997
Investment Income:
  Union Pacific Railroad Stock Fund                   $ (20,432)       $  2,936
  Union Pacific Railroad's Res (Excl Divs)               (6,021)         (2,610)
  Vanguard Wellington Fund                               18,970          24,989
  Vanguard 500 Index Fund                                64,573          43,172
  Vanguard Retirement Savings Trust Fund                    357             284
  Vanguard U.S. Growth Fund                              13,602           4,985
  Vanguard International Growth Fund                      1,600             132
  Vanguard Total Bond Market Index Fund                     251             148
  Vanguard Prime Money Market Fund                          460             114
                                                       --------        --------
                                                       $ 73,360        $ 74,150
                                                       ========        ========

Contributions:
  Union Pacific Railroad Stock Fund                    $ 32,060        $ 28,377
  Vanguard Wellington Fund                               38,968          31,660
  Vanguard 500 Index Fund                                52,185          34,622
  Vanguard Retirement Savings Trust Fund                  1,989           1,590
  Vanguard U.S. Growth Fund                              12,679           6,894
  Vanguard International Growth Fund                      4,327           2,729
  Vanguard Total Bond Market Index Fund                   1,824           1,303
  Vanguard Prime Money Market Fund                          546               -
                                                       --------        --------
                                                       $144,578        $107,175
                                                       ========        ========

                                                       Years Ended December 31,
                                                      -------------------------
                                                           1998            1997
Distributions to participants:
  Union Pacific Common Stock Fund                       $ 2,354          $  350
  Resources Stock Fund                                      606              86
  Vanguard/Wellington Fund                                3,526           1,428
  Vanguard Index Trust - 500 Portfolio Fund               4,924               -
  Vanguard Retirement Savings Trust Fund                      7               -
  Vanguard U.S. Growth Fund                               1,756               -
  Vanguard International Growth Portfolio Fund              369               -
  Vanguard Bond Index Fund                                  230               -
  Vanguard Money Market Reserves - Prime Portfolio            -               -
                                                        -------          ------
                                                        $13,772          $1,864
                                                        =======          ======

7.    RELATED PARTY TRANSACTIONS

      Plan investments include the Union Pacific Railroad Stock Fund which is invested primarily in common stock of Union Pacific Corporation. Union Pacific Corporation is the holding company of the Plan sponsor and, therefore, these transactions qualify as party-in-interest transactions.

      The Plan also invests in various funds managed by Vanguard Fiduciary Trust Company. Vanguard Fiduciary Trust Company is the trustee as defined by the Plan and, therefore, the related transactions qualify as party-in-interest transactions.

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1998
-------------------------------------------------------------------------------


            Column B                     Column C          Column D    Column E
                                 Description of Investment,
                               Including Collateral, Rate of
   Identity of Issue, Borrower,   Interest, Maturity Date,  Current
      Lessor or Similar Party      Par or Maturity Value       Cost       Value
Union Pacific Railroad Stock
  Fund *                               11,689.248 units    $ 94,923    $ 86,384

Union Pacific Railroad's Res
  (Excl Divs) *                         1,098.777 units       9,393       3,571

Vanguard Wellington Fund *              6,671.355 units     175,382     195,804

Vanguard 500 Index Fund *               2,774.992 units     189,730     316,210

Vanguard Retirement Savings Trust *     6,744.120 units       6,744       6,744

Vanguard U.S. Growth Fund *             1,415.365 units      38,662      53,062
Vanguard International Growth Fund *      715.979 units      12,105      13,439

Vanguard Total Bond Market
  Index Fund *                            397.312 units       3,974       4,080

Vanguard Prime Money Market Fund *      6,120.250 units       6,120       6,120
                                                           --------    --------
                                                           $537,033    $685,414
                                                           ========    ========


*  Represents a party-in-interest

UNION PACIFIC FRUIT EXPRESS COMPANY AGREEMENT
EMPLOYEE 401(k) RETIREMENT THRIFT PLAN

Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1998
----------------------------------------------------------------------------------------------------------------------


Single Transactions Involving an Amount in Excess of 5% of the Current Value of Plan Assets:


            Column A                     Column B            Column C   Column D   Column G   Column H      Column I

                                                                                               Current
                                                                                              Value of
                                                                                              Asset on
                                                             Purchase    Selling   Cost of   Transaction    Net Gain
   Identity of Party Involved      Description of Asset       Price       Price     Asset       Date        or (Loss)
Vanguard Fiduciary Trust Company* Union Pacific Railroad
                                    Stock Fund                 $ 39,236      $ -     $ -         $ 39,236       $ -

Vanguard Fiduciary Trust Company* Vanguard Wellington Fund     $ 60,114      $ -     $ -         $ 60,114       $ -

Vanguard Fiduciary Trust Company* Vanguard 500 Index Fund      $ 62,663      $ -     $ -         $ 62,663       $ -


Series of Transactions, When Aggregated, Involving an Amount in Excess of 5% of the Current Value of Plan Assets:


            Column A                     Column B            Column C   Column D   Column E   Column F      Column G

                                                                                    Total       Total
                                                                                    Dollar     Dollar
                                                            Number of    Number    Value of   Value of      Net Gain
   Identity of Party Involved      Description of Asset     Purchases   of Sales  Purchases     Sales       or (Loss)

Vanguard Fiduciary Trust Company* Union Pacific Railroad
                                    Stock Fund                 30            4       $ 39,237     $ 7,314       $  249

Vanguard Fiduciary Trust Company* Vanguard Wellington Fund     30            3       $ 60,978     $ 4,389       $  621

Vanguard Fiduciary Trust Company* Vanguard 500 Index Fund      29            2       $ 62,663     $ 4,924       $2,241

*  Represents a party-in-interest